Investment objective

The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 08/31/15)
Net asset value per share	$16.74
Market price	$14.72
Premium/discount	-12.07%
Total net assets	$ 137.64 m
Market cap	$ 121.06 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 08/31/15)

Cumulative performance*						(as at 08/31/15)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	-5.4	-16.6	-6.4	-13.0	13.5	24.7	68.9
Market Price	-6.6	-17.2	-10.0	-15.2	10.2	22.0	64.3
TSE Index	-8.5	-20.5	-14.7	-20.4	1.7	5.7	36.4
TAIEX Total Return IndexA	-7.6	-17.7	-11.6	-17.5	11.9	25.5	96.5
MSCI Taiwan Index	-8.0	-17.4	-10.4	-15.3	16.3	28.2	64.3

Rolling 12 month performance*				(as at 08/31/15)
%	2015/2014	2014/2013	2013/2012	2012/2011	2011/2010
The Taiwan Fund, Inc.	-13.0	16.3	12.1	-11.5	24.2
Market Price	-15.2	16.8	11.2	-10.6	23.8
TSE Index	-20.4	17.8	8.5	-7.5	12.2
TAIEX Total Return IndexA	-17.5	21.4	11.7	-3.9	16.7
MSCI Taiwan Index	-15.3	23.9	10.8	-4.5	15.4

Top 10 holdings	(as at 08/31/15)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	8.9
Hon Hai Precision Industry Co., Ltd.	5.9
Largan Precision Co., Ltd.	4.3
Cathay Financial Holding Co., Ltd.	3.9
Catcher Technology Co., Ltd.	3.6
Fubon Financial Holding Co., Ltd.	3.5
Pegatron Corp.	3.4
Eclat Textile Co., Ltd.	3.2
Uni-President Enterprises Corp.	2.9
Advanced Semiconductor Engineering, Inc.	2.9

*	In US Dollar terms
A	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector Breakdown		(as at 08/31/15)
Sector	Fund %	BenchmarkA	Deviation
Automobile	0.0%	1.5%	-1.5%
Biotechnology & Medical Care	0.0%	0.8%	-0.8%
Building Material & Construction	0.0%	1.5%	-1.5%
Cement	0.0%	1.2%	-1.2%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	0.5%	6.5%	-6.0%
Computer & Peripheral Equipment	6.1%	5.9%	0.2%
Electric & Machinery	8.2%	1.7%	6.5%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	8.2%	4.5%	3.7%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	14.3%	15.2%	-0.9%
Foods	2.9%	2.2%	0.7%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	1.9%	-1.9%
Oil, Gas & Electricity	1.0%	3.1%	-2.1%
Optoelectronic	6.5%	4.2%	2.3%
Other	3.8%	3.7%	0.1%
Other Electronic	13.1%	8.3%	4.8%
Paper & Pulp	0.0%	0.3%	-0.3%
Plastics	3.2%	6.2%	-3.0%
Rubber	0.0%	1.2%	-1.2%
Semiconductor	16.4%	21.3%	-4.9%
Shipping & Transportation	1.1%	1.8%	-0.7%
Textiles	7.1%	2.3%	4.8%
Tourism	0.1%	0.5%	-0.4%
Trading & Consumers' Goods	2.6%	1.7%	0.9%
Cash	4.9%	0.0%	4.9%
Overall Total	100.0%	100.0%	0.0%

Review
The TAIEX Total Return Index fell again in August, with a drop of 7.6%. The market’s nervous reaction to the surprise Chinese Yuan devaluation highlighted the fragile macro condition in China and was compounded by Taiwan’s uninspiring macro numbers. The second quarter of 2015 (2Q15) GDP growth unexpectedly dropped to a three-year low of +0.6% year-on-year due to weak exports. As a result, the Taiwanese government cut its 2015 GDP growth projection to +1.6%. The technology sector drove the TAIEX lower on concerns over potential weak shipments for the new iPhone 6 and poor overall end demand. The non-technology sectors also underperformed the index, as prices of commodity-related companies and financials fell due to fear of a further slowdown in the Chinese economy. However, the TAIEX was lifted by a number of measures introduced by the government towards the end of the month, including the activation of the National Stabilization Fund.

The Fund’s overweight position in the electronic parts & components sector was a major contributor to performance in August, mainly from server-related stocks. Overweight positions in the textiles and electric & machinery sectors also contributed, due to market gains and the global trend of increased manufacturing outsourcing for sportswear and auto parts. Additionally, our underweight position in Mediatek contributed as the stock price continued to decline. Meanwhile, positions in small-mid cap technology names hurt performance due to profit-taking. The underweight position in Chunghwa Telecom was also a detractor, as the market preferred defensive names. The Fund reduced positions in petrochemicals and financials, which held up relatively well during the correction. The Fund retained its overweight position in the consumer discretionary and technology sectors and underweight position in the materials and telecommunications sectors.

Outlook

While poor 2Q15 results for the technology sector were generally expected, the weak guidance for the coming quarter disappointed. Reductions in inventory were taking longer than expected this year due to weak demand. However, we believe that the current TAIEX level has already priced in expectations for slower growth, after a 20% correction from its peak in April of this year. Value is emerging with the TAIEX trading at 1.3 x Price to Book Value, and by the end of the year an inventory correction may have developed. The financials and consumption related sectors should also see decent growth in the second half of 2015. Despite the shaky outlook, we maintain a constructive view given Taiwan’s muted performance year-to-date and relatively attractive valuation.

Full portfolio holdings	(as at 08/31/15)
Holding	Market Value USD	Fund %
Semiconductor	22,500,717	16.4%
Taiwan Semiconductor Manufacturing Co., Ltd.	12,215,669	8.9%
Advanced Semiconductor Engineering, Inc.	3,971,773	2.9%
MediaTek, Inc.	1,936,348	1.4%
ASPEED Technology, Inc.	1,639,022	1.2%
CHIPBOND Technology Corp.	1,114,448	0.8%
RichTek Technology Corp.	1,072,028	0.8%
Hermes Microvision, Inc.	551,389	0.4%
Financial & Insurance	19,732,655	14.3%
Cathay Financial Holding Co., Ltd	5,315,602	3.9%
Fubon Financial Holding Co., Ltd.	4,838,161	3.5%
CTBC Financial Holding Co., Ltd.	2,696,768	1.9%
China Development Financial Holding Corp.	2,294,974	1.7%
China Life Insurance Co., Ltd.	1,918,298	1.4%
Mega Financial Holding Co., Ltd.	1,437,632	1.0%
E. Sun Financial Holding Co., Ltd.	1,231,220	0.9%
Other Electronic	18,072,477	13.1%
Hon Hai Precision Industry Co., Ltd.	8,087,325	5.9%
Catcher Technology Co., Ltd.	4,948,980	3.6%
Tung Thih Electronic Co., Ltd.	2,271.714	1.6%
Bizlink Holding, Inc.	1,145,312	0.8%
Sporton International, Inc.	936,202	0.7%
Voltronic Power Technology Corp.	682,944	0.5%
Electronic Parts & Components	11,250,227	8.2%
King Slide Works Co., Ltd.	3,008,391	2.2%
Flexium Interconnect, Inc.	2,879,073	2.1%
Delta Elect ronics, Inc.	2,840,577	2.1%
Zhen Ding Technology Holding Ltd.	2,034,027	1.5%
Cheng Uei Precision Industry Co., Ltd.	488,159	0.3%
Electric & Machinery	11,220,151	8.2%
Hota Industrial Manufacturing Co., Ltd.	3,322,462	2.4%
Yeong Guan Energy Technology Group Co., Ltd.	2,772,584	2.0%
Iron Force Industrial Co., Ltd.	1,986,628	1.5%
Cub Elecparts, Inc.	1,701,677	1.3%
Macauto Industrial Co., Ltd.	851,226	0.6%
Sumeeko Industries Co., Ltd.	585,574	0.4%
Textiles	9,810,656	7.1%
Eclat Textile Co., Ltd.	4,393,103	3.2%
Makalot Industrial Co., Ltd.	3,559,5491	2.6%
Toung Loong Textile Manufacturing Co., Ltd.	1,858,004	1.3%
Optoelectronic	8,906,258	6.5%
Largan Precision Co., Ltd.	5,921,933	4.3%
Radiant Opto-Electronics Corp.	1,864,7652	1.4%
Gigasolar Materials Corp.	1,119,560	0.8%

Full portfolio holdings (cont'd)
Holding	Market Value USD	Fund %
Computer & Peripheral Equipment	8,440,912	6.1%
Pegatron Corp.	4,655,637	3.4%
Ennoconn Corp.	2,959,429	2.1%
Posiflex Technology, Inc.	573,479	0.4%
Axiomtek Co., Ltd.	252,367	0.2%
Other	5,163,941	3.8%
Taiwan Paiho Ltd.	2,247,704	1.6%
Pou Chen Corp.	1,579,487	1.2%
KMC Kuei Meng International, Inc.	706,894	0.5%
Sunspring Metal Corp.	629,856	0.5%
Plastics	4,467,953	3.2%
Nan Ya Plastics Corp.	2,010,324	1.5%
Formosa Chemicals & Fibre Corp.	1,298,476	0.9%
Formosa Plastics Corp.	1,159,153	0.8%
Foods	4,055,499	2.9%
Uni-President Enterprises Corp.	4,055,499	2.9%
Trading & Consumers' Goods	3,543,169	2.6%
President Chain Store Corp.	1,550,897	1.1%
Poya Co., Ltd.	1,353,718	1.0%
Taiwan FamilyMart Co., Ltd.	638,554	0.5%
Shipping & Transportation	1,453,228	1.1%
Eva Airways Corp.	798,393	0.6%
China Airlines Ltd.	654,835	0.5%
Oil, Gas & Electricity	1,402,613	1.0%
Formosa Petrochemical Corp.	1,402,613	1.0%
Electronics	961,400	0.7%
Silicon Motion Technology Corp.	961,400	0.7%
Communications & Internet	733,647	0.5%
Wistron NeWeb Corp.	733,647	0.5%
Tourism	131,854	0.1%
TTFB Co., Ltd.	131,854	0.1%
Cash	5,794,892	4.2%
Grand Total	137,642,249	100.0%

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be o bta ined by the use thereof), and all su ch parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of s uch data. Without limiting any of the foregoing, in no eve nt sha ll MSCI, any of its affiliates or any thir d party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages. No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. ("JFIMI"), as investment advisor of The Taiwan Fund, Inc. (the ''Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.
Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.
•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.
•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.
•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.